Web.com Reports Third Quarter 2008 Financial Results

Increased Quarterly Cash Flow from Operations to a Record $6.2 Million
Total Cash Balances Grew to Approximately $34 Million

JACKSONVILLE, FL - November 6, 2008 - Web.com Group, Inc. (NASDAQ: WWWW), a leading provider of online marketing for small businesses, today announced results for the third quarter ended September 30, 2008.

Summary of Third Quarter 2008 Results:

•	Total revenue was $30.6 million for the third quarter of 2008, an increase of 72% compared to $17.8 million for the third quarter of 2007.

•
Operating income, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $1.1 million for the third quarter of 2008, representing a GAAP operating margin of 4%, and an increase of 41% from $0.8 million for the third quarter of 2007.

•
GAAP net income was $1.3 million for the third quarter of 2008, an increase of 230% from $0.4 million for the third quarter of 2007. GAAP net income per diluted share was $0.04 per share for the third quarter of 2008, an increase of 100% from $0.02 per share for the third quarter of 2007.

•
Non-GAAP operating income was a record $5.5 million for the third quarter of 2008, representing a non-GAAP operating margin of 18%, and an increase of 127% compared to $2.4 million for the third quarter of 2007.

•
Non-GAAP net income was a record $5.7 million for the third quarter of 2008, an increase of 93% compared to $2.9 million for the third quarter of 2007. Non-GAAP net income per diluted share was $0.19 for the third quarter of 2008, an increase of 27% compared to $0.15 for the third quarter of 2007.

•	Cash flows from operations were $6.2 million for the third quarter of 2008, an increase of 45% compared to $4.3 million for the third quarter of 2007.

“Web.com delivered third quarter results that were in-line with our expectations from a revenue and profitability perspective. While near-term market demand continues to face pressure due to the increasingly difficult macroeconomic environment, we believe the long-term earnings power of our company is evidenced by expanding non-GAAP operating margins and record non-GAAP operating profitability,” said David Brown, Chairman and CEO of Web.com. “With a strong market position, balance sheet and profitability, combined with a growing base of influential channel partners, we believe Web.com has an opportunity to emerge from the current economic crisis in an even stronger position.”

Other Highlights:

•	Web.com’s total net subscribers were approximately 274,000 at the end of the third quarter, up from approximately 271,000 at the end of the previous quarter.

•	Customer churn remained near record low levels at 4.0% in the third quarter, compared to 3.9% in the previous quarter and 5.2% on a combined basis in the third quarter of 2007.

•	During the third quarter, the Company announced that the Board of Directors authorized the repurchase of up to $20 million of Web.com’s outstanding common shares.

•
On October 28, the Company announced an agreement with PowerPay to offer eCommerce customers payment processing solutions allowing for up to 25% cost savings for the customers and a new way to monetize our new and existing customers.

•	On October 14, the Company announced an agreement with Yellowbook pursuant to which Web.com will create customized stand-alone websites for Yellowbook’s advertising customers.

•	On October 8, the Company announced an exclusive partnership with Bob Vila to leverage the Internet to match homeowners with contractors and home renovation experts.

•
On September 23, the Company announced a partnership with MerchantCircle, the largest social network of local business owners in the nation, to provide local merchants with Web.com’s online marketing solutions and professional website design services.

Conference Call Information
Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business, including guidance related to future results, today November 6, 2008, at 5:00 p.m. (Eastern Time). To access this call, dial 877-704-5378 (domestic) or 913-661-9178 (international). A replay of this conference call will be available for a limited time at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4133109. A webcast of this conference call will also be available for a limited time on the "Investor Relations" page of the Company's Web site, www.web.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, the deferred revenue adjustment due to purchase accounting, income tax expense, and includes an estimated cash tax rate to be paid during 2008. Non-GAAP operating income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, and the deferred revenue adjustment related to purchase accounting. A reconciliation of GAAP financial measures to non-GAAP financial measures results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Web.com
Web.com Group, Inc. (NASDAQ: WWWW) is a leading provider of online marketing for small businesses. Web.com offers a full range of online services, including Internet marketing and advertising, local search, search engine marketing, search engine optimization, lead generation, home contractor specific leads, website design and publishing, and shopping cart solutions, meeting the needs of small businesses anywhere along their lifecycle. For more information on the company, please visit http://www.web.com or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company and helps investors gauge the company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Company management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Operating Income. The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue, restructuring charges and stock based compensation charges. Management believes that excluding these non-cash charges assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Share. The Company excludes from non-GAAP net income and non-GAAP net income per share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue, restructuring charges and stock based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123(R). The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of SFAS 123(R) in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123, to disclose such expenses in the footnotes to its financial statements. As the Company applies SFAS 123(R), it believes that it is useful to its investors to understand the impact of the application of SFAS 123(R) to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles. The Company incurs amortization of acquired intangibles under SFAS 141. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges. The Company has recorded restructuring charges. The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense. Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.

•
Fair value adjustment to deferred revenue. The Company has recorded a fair value adjustment to acquired deferred revenue in accordance with SFAS 141. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue therefore facilitates management’s internal comparisons to the Company’s historical operating results.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding Web.com’s expectations about its future financial performance and market position, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe”, “growing”, “emerge” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover.  These and other risk factors are set forth under the caption "Risk Factors" in Web.com’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Kori Doherty
ICR
617-956-6730
kori.doherty@icrinc.com

Peter Delgrosso
Web.com
904-680-6696
pdelgrosso@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$29,224	$16,820	$89,224	$48,006
License	560	383	2,128	2,095
Professional services	822	613	2,093	1,539
Total revenue	30,606	17,816	93,445	51,640

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	10,776	7,124	32,717	21,225
License	149	190	433	667
Professional services	327	347	994	947
Total cost of revenue	11,252	7,661	34,144	22,839

Gross profit	19,354	10,155	59,301	28,801

Operating expenses:
Sales and marketing (a)	7,345	4,202	22,414	12,413
Research and development (a)	2,394	915	7,825	2,637
General and administrative (a)	4,557	3,271	15,057	9,348
Restructuring charges	529	242	529	242
Depreciation and amortization	3,395	719	9,976	2,113
Total operating expenses	18,220	9,349	55,801	26,753
Income from operations	1,134	806	3,500	2,048

Other income:
Interest, net	188	528	635	1,539
Income before income taxes	1,322	1,334	4,135	3,587
Income tax expense	30	942	96	2,011
Net income	$1,292	$392	$4,039	$1,576

Net income per common share
Basic	$0.05	$0.02	$0.15	$0.09
Diluted	$0.04	$0.02	$0.13	$0.08
Weighted-average number of shares used in per share amounts:
Basic	27,944	17,989	27,767	17,603
Diluted	30,169	19,944	30,416	19,768

(a) Stock based compensation included above:
Subscription (cost of revenue)	$93	$57	$257	$168
Sales and marketing	256	175	695	508
Research and development	105	67	321	206
General and administration	879	618	2,229	1,718
Total	$1,333	$917	$3,502	$2,600

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except per share data)

	September 30, 2008	December 31, 2007
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$33,615	$29,746
Restricted investments	-	4,805
Accounts receivable, net of allowance $678 and $791 thousand, respectively	6,197	6,204
Inventories, net of reserves of $73 and $67, respectively	50	26
Prepaid expenses	1,231	4,248
Prepaid marketing fees	714	793
Deferred taxes	1,818	1,723
Other current assets	487	759
Total current assets	44,112	48,304

Restricted investments	316	1,675
Property and equipment, net	9,123	7,153
Goodwill	111,783	107,933
Intangible assets, net	64,702	69,422
Other assets	337	526
Total assets	$230,373	$235,013

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,098	$2,034
Accrued expenses	8,135	9,097
Accrued restructuring costs and other reserves	2,905	10,484
Deferred revenue	8,570	8,501
Accrued marketing fees	402	279
Notes payable, current	88	1,186
Obligations under capital lease, current	-	1
Other liabilities	161	197
Total current liabilities	22,359	31,779

Accrued rent expense	378	105
Deferred revenue	140	147
Notes payable, long term	-	59
Accrued restructuring costs and other reserves, long term	1,533	3,116
Deferred tax liabilites, long term	3,351	3,351
Other long term liabilities	94	25
Total liabilities	27,855	38,582

Stockholders' equity
Common stock, $0.001 par value; 150,000,000 shares authorized; 27,837,371 shares and 27,472,686 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively.	28	27
Additional paid-in capital	258,737	254,208
Treasury Stock, at cost, 438,934 shares	(2,482)	-
Accumulated deficit	(53,765)	(57,804)
Total stockholders' equity	202,518	196,431

Total liabilities and stockholders' equity	$230,373	$235,013

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$30,606	$17,816	$93,445	$51,640
Fair value adjustment to deferred revenue	42	32	267	105
Non-GAAP revenue	$30,648	$17,848	$93,712	$51,745

Reconciliation of GAAP net income attributable to common stockholders to non-GAAP net income
GAAP Net income	$1,292	$392	$4,039	$1,576
Amortization of intangibles	2,507	448	7,620	1,322
Income tax expense	30	942	96	2,011
Cash income tax expense	(72)	(38)	(157)	(92)
Fair value adjustment to deferred revenue	42	32	267	105
Restructure expense	529	242	529	242
Stock based compensation	1,333	917	3,502	2,600
Non-GAAP net income	$5,661	$2,935	$15,896	$7,764

Reconciliation of GAAP basic net income per share to non-GAAP net income per share
Basic GAAP net income (loss) per share	$0.05	$0.02	$0.15	$0.09
Amortization of intangibles per share	0.09	0.03	0.27	0.08
Income tax expense per share	0.00	0.05	0.00	0.11
Cash income tax expense per share	(0.00)	(0.00)	(0.01)	(0.01)
Fair value adjustment to deferred revenue per share	0.00	0.00	0.01	0.01
Restructure expense per share	0.02	0.01	0.02	0.01
Stock based compensation per share	0.04	0.05	0.13	0.15
Basic Non-GAAP net income per share	$0.20	$0.16	$0.57	$0.44

Reconciliation of GAAP diluted net income per share to non-GAAP net income per share
Fully diluted shares:
Common stock	27,944	17,989	27,767	17,603
Diluted stock options	1,954	1,485	2,333	1,695
Warrants	133	193	177	192
Escrow shares	138	277	139	278
Total	30,169	19,944	30,416	19,768

Diluted GAAP net income per share	$0.04	$0.02	$0.13	$0.08
Amortization of intangibles per share	0.08	0.02	0.25	0.07
Income tax expense per share	0.00	0.05	0.00	0.10
Cash income tax expense per share	(0.00)	(0.00)	(0.01)	(0.00)
Fair value adjustment to deferred revenue per share	0.00	0.00	0.01	0.01
Restructure expense per share	0.02	0.01	0.02	0.01
Stock based compensation per share	0.05	0.05	0.12	0.12
Diluted Non-GAAP net income per share	0.19	$0.15	0.52	$0.39

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$1,134	$806	$3,500	$2,048
Amortization of intangibles	2,507	448	7,620	1,322
Fair value adjustment to deferred revenue	42	32	267	105
Restructuring charges	529	242	529	242
Stock based compensation	1,333	917	3,502	2,600
Non-GAAP operating income	$5,545	$2,445	$15,418	$6,317

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	4%	5%	4%	4%
Amortization of intangibles	8%	3%	7%	3%
Fair value adjustment to deferred revenue	0%	0%	0%	0%
Restructuring charges	2%	1%	1%	0%
Stock based compensation	4%	5%	4%	5%
Non-GAAP operating margin	18%	14%	16%	12%

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2008	2007
	(unaudited)	(unaudited)
Cash flows from operating activities

Net income	$4,039	$1,576
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	9,976	2,113
Gain on disposal of assets	(1)	-
Stock-based compensation expense	3,502	2,600
Restructuring charges	529	242
Deferred income tax	(95)	1,875
Changes in operating assets and liabilities:
Accounts receivable	52	(13)
Inventories	(24)	39
Prepaid expenses and other assets	3,108	(2)
Accounts payable, accrued expenses and other liabilities	(10,551)	84
Deferred revenue	(326)	341
Net cash provided by operating activities	10,209	8,855

Cash flows from investing activities

Business acquisition, net of cash received	(4,573)	7,812
Proceeds from sale of investment	8,500	-
Purchase of investment	(3,502)	-
Change in restricted investments	1,228	-
Purchase of property and equipment	(4,436)	(3,190)
Investment in intangible assets	(945)	(102)
Net cash (used in) provided by investing activities	(3,728)	4,520

Cash flows from financing activities

Stock issuance costs	(19)	-
Common Stock Repurchased	(2,482)	-
Payment of debt obligations	(1,158)	(156)
Proceeds from exercise of stock options	1,047	1,248
Net cash (used in) provided by financing activities	(2,612)	1,092

Net increase in cash and cash equivalents	3,869	14,467
Cash and cash equivalents, beginning of period	29,746	42,155
Cash and cash equivalents, end of period	$33,615	$56,622

Supplemental cash flow information:
Interest paid	$25	$13
Income tax paid	$126	$199